Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

18 UNITED STATES CODE §1350
(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with the Annual Report of Novavax, Inc. (the “Company”) on Form 10-K for the fiscal period ended December 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John J. Trizzino, Senior Vice President, Chief Business Officer, Chief Financial Officer and Treasurer of the Company, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

1)            The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)            The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the dates and periods covered by this Report.

Date: March 18, 2019	By:	/s/ John J. Trizzino
Senior Vice President, Chief Business
Officer, Chief Financial Officer and
Treasurer

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference.